UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2022
____________________________________________
LYONDELLBASELL INDUSTRIES N.V.
(Exact Name of Registrant as Specified in Charter)
 ____________________________________________

Netherlands	001-34726	98-0646235
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 McKinney St.,		4th Floor, One Vine Street
Suite 300		London	Delftseplein 27E
Houston,	Texas	W1J0AH	3013AA	Rotterdam
USA	77010	United Kingdom	Netherlands
(Addresses of principal executive offices)

(713)	309-7200	+44 (0)	207	220 2600	+31 (0)	10	2755 500
(Registrant’s telephone numbers, including area codes)
(Former Name or Former Address, if Changed Since Last Report)
_____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Ordinary Shares, €0.04 Par Value	LYB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Option Price Adjustment
On May 26, 2022, as previously announced, the Board of Directors of the LyondellBasell Industries N.V. (the “Company”), declared a special dividend of $5.20 per share to all shareholders of record on June 6, 2022. The special dividend is payable on June 13, 2022.
The LyondellBasell Industries Long Term Incentive Plan (the “LTIP”) provides for adjustments to the terms of awards granted under the LTIP in certain circumstances, including the payment by the Company of dividends not in the ordinary course of business. Pursuant to the provisions of the LTIP, the Board of Directors approved the reduction of the exercise price of all outstanding stock options granted under the LTIP, including those held by our named executive officers, in an amount equal to the amount of the special dividend ($5.20 per share). The reduction of the exercise price is intended to provide an equitable adjustment to holders of stock options on the record date as a result of the Company’s payment of the special dividend.
No other terms of the Company’s employee stock options, including those held by named executive officers, have been changed. Any economic gain realized upon exercising the stock options is dependent on the market price of the Company’s shares when and if the stock options are ultimately exercised. Therefore, the Company cannot at this time determine the amounts to be realized by the named executive officers.
Equity Award Grant
On May 26, 2022, in recognition of his leadership while serving as interim Chief Executive Officer, the Company granted Mr. Ken Lane, the Company’s Executive Vice President, Global Olefins and Polyolefins, an award of restricted stock units with a value of $1,500,000, vesting in full on the second anniversary of the grant and otherwise containing customary provisions regarding vesting and forfeiture in the event employment terminates prior to that date. The Company also committed to make a $500,000 charitable contribution to the university or universities of Mr. Lane’s choice to help foster diversity, equity, and inclusion (“DEI”) education and support key DEI initiatives. Both the grant and commitment to make the charitable contribution are set forth in a recognition award letter (the “Recognition Award”).
The grant and charitable donation support the Company’s executive compensation philosophy of pay for performance and the grant was approved in accordance with the LTIP.
A copy of the Recognition Award is included in this Form 8-K as Exhibit 10.1 and incorporated herein by reference. The summary description of the Recognition Award in this report is qualified in its entirety by reference to Exhibit 10.1.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

10.1	Recognition Award dated May 26, 2022 from the Company to Mr. Lane.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LYONDELLBASELL INDUSTRIES N.V.

Date:	May 31, 2022	By:	/s/ Jeffrey A. Kaplan
Jeffrey A. Kaplan
Executive Vice President
and Chief Legal Officer